SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2010

CHINA NUVO SOLAR ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (561) 514-9042

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Effective on November 30, 2010, China Nuvo Solar Energy, Inc. (the "Company" or "Nuvo") issued upon the conversion of $275,541 in debt payable to the Company's Chief Executive Officer,160,000 shares of its Series A Preferred Stock.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

Item 3.03.  Material Modification to Rights of Security Holders.

On November 30, 2010, the Company filed a Certificate of Amendment to Certificate of Designations for its Series A Preferred Stock whereby the Company and the holders of the Series A Preferred stock agreed to extend the Mandatory Conversion date for the Series A Preferred Stock to November 30, 2013.  Additionally, the holders of the Series A Preferred were granted voting rights, whereby the shares of preferred stock held are eligible to vote on an as if converted basis pursuant to the conversion terms in the Certificate of Designation of Designation of Series A Preferred Stock on matters presented for a vote by the Company's stockholders.

A copy of the Certificate of Amendment to Certificate of Designation of Series A Preferred Stock is attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2010, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, pursuant to which the Company increased the authorized capital stock of the Company from 500,000,000 shares to 1,500,000,000 shares par value $0.001, of which 25,000,000 shares may be preferred stock having the voting powers, designations, preferences, limitations, restrictions and relative rights as determined by the board of directors from time to time.

Effective December 1, 2010, the stockholders of the Company through a written consent executed by stockholders holding 59% of the outstanding shares of the Company’s preferred and common stock entitled to vote, adopted and approved the Amended and Restated Articles of Incorporation, which were adopted by the Company’s board of directors on November 30, 2010.  In addition, stockholders authorized the Company’s officers, in their discretion, to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate any potential business opportunity, including without any limitation, executing and delivering such agreements, instruments and documents contemplated by any agreement that the Company may enter into, and performing any obligations of the Company thereunder, including without limitation any reverse stock split and increase in authorized shares of the Company.

A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.2, and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Designation of Series A Preferred Stock (filed herewith)
3.2	Amended and Restated Articles of Incorporation (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NUVO SOLAR ENERGY, INC.
Date: December 6, 2010	By: /s/ Barry S. Hollander Barry S. Hollander, Principal Accounting Officer

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